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                                                                    EXHIBIT 23.2









Kupper Parker Communications Inc.
St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 10, 2000, relating to the consolidated financial statements of Greenstone Roberts Advertising, Inc. and Subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
BDO Seidman, LLP
Melville, New York



October 12, 2001